EXHIBIT 4.4

GLOBAL NOTE

THE NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF SOVEREIGN BANCORP, INC. AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO SOVEREIGN BANCORP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO. __________                                                                                         PRINCIPAL AMOUNT: $_________________

REGISTERED NO. __________

SOVEREIGN BANCORP, INC.

4.80% Senior Notes due 2010

SOVEREIGN BANCORP, INC., a Pennsylvania corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of _________________ ($___________) (or such lesser amount as shall be the outstanding principal amount of this Note listed on Schedule A hereto) on September 1, 2010 and to pay interest hereon from September 1, 2005, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing March 1, 2006, at the rate of 4.80% per annum, until the principal hereof is paid or made available for payment. Interest shall be computed on the basis of a 360 day year of twelve 30-day months and, for periods of less than a month, the actual number of days elapsed per 30-day month. Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or commencing on and including September 1, 2005, if no interest has been paid hereon) and ending on and including the day preceding such Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the February 15 and August 15 (whether or not a Business Day) (each, a “Regular Record Date”) prior to the related Interest Payment Date. If any Interest Payment Date shall fall on a day that is not a Business Day, the required payment shall be paid on the next succeeding Business Day with the same force and effect as if made on such date. “Business Day” as used herein is a day other than a Saturday, a Sunday or any other day on which banking institutions in Philadelphia, Pennsylvania or New York, New York are authorized or required by law or executive order to remain closed.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Note will be made in immediately available funds at the office or agency of the Paying Agent for the Notes, initially BNY Midwest Trust Company, maintained for that purpose in The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payment of principal of and interest on this Note at Maturity will be made against presentation of this Note at the office or agency of the Company maintained for that purpose in The City of New York.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, the Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DATED: ______________ ___, 200__

SOVEREIGN BANCORP, INC. By: _____________________________________ Attest: ___________________________________

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

This is one of the Notes, of the
series designated herein, described
in the within-mentioned Indenture.

BNY MIDWEST TRUST COMPANY
as Trustee

By: ___________________________________
     Authorized Signature

[Reverse of Note]
SOVEREIGN BANCORP, INC.
4.80% Senior Notes due 2010

This Note is one of a duly authorized issue of Debt Securities of the Company, designated as the Company’s “4.80% Senior Notes due 2010” (herein called the “Notes”), issued and to be issued in one or more series under an indenture, dated as of February 1, 1994 (the “Base Indenture”), between the Company and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a Sixth Supplemental Indenture, dated as of September 1, 2005, between the Company and the Trustee (“Supplemental Indenture No. 6” and, together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of Notes, issue additional notes with the same terms (except as to public offering price and issue date) as the Notes, and such additional Notes shall be considered part of the same series under the Indenture as the Notes.

The Notes are not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to September 1, 2010. The Notes will not be entitled to any sinking fund.

If an Event of Default, as defined in the Indenture, with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected by such amendment or modification under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of each such series to be so affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Upon due presentment for registration of transfer of this Note at the office or agency of the Transfer Agent for the Notes, initially BNY Midwest Trust Company, in The City of New York, a new Note or Notes of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Note.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT — __________________ Custodian ____________________
                                                                   (Cust)                                                  (Minor)

Under Uniform Gifts to Minors Act

_______________________________
                               (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Note of SOVEREIGN BANCORP, INC. and does hereby irrevocably constitute and appoint _________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated: ______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

SCHEDULE A

SCHEDULE OF EXCHANGES

The following exchanges of Notes for Notes represented by this Global Note have been made:

Principal amount of this Global Note as of __________ __, 200_	Date exchange made	Change in principal amount of this Global Note due to exchange	Principal amount of this Global Note due to exchange	Notation made by or on behalf of the Company

$________________